PROMOTION AGREEMENT

                                     BETWEEN

                              SCHERING CORPORATION

                                       AND

                               WARNER CHILCOTT PLC



***Confidential treatment has been requested for certain portions of this document which have been omitted and filed separately with the Secretary of the Securities and Exchange Commission. Omitted portions are indicated by "***".

                               TABLE OF CONTENTS


I.         DEFINITIONS.........................................................1

II.        SCOPE...............................................................3

III.       TERM................................................................4

IV.        GOVERNANCE OF COLLABORATION.........................................4

V.         TRAINING............................................................4

         A.    Training For Warner Chilcott Sales Trainers.....................4
             1.   Initial Training.............................................4
             2.   Additional Training..........................................4

         B.    Training For Warner Chilcott Sales Force
               and Marketing Organization......................................4
             1.   Initial Training.............................................4
             2.   Additional Training..........................................5

         C.    Training Standards..............................................5

VI.        WARNER CHILCOTT SALES AND MARKETING OBLIGATIONS
AND RIGHTS.....................................................................5

         A.    Annual Calls....................................................5

         B.    Monthly Quota...................................................5

         C.    Promotional Material............................................6

         D.    Promotional Expenses............................................6

         E.    Fraud and Abuse Compliance Plan.................................6

VII.       SAMPLES.............................................................6

VIII.      SALES FORCE.........................................................7

IX.        RECORD KEEPING - WARNER CHILCOTT PROMOTIONAL ACTIVITIES.............7

         A.    Reports.........................................................7

         B.    Auditing........................................................7

X.         SCHERING MARKETING OBLIGATIONS......................................7

         A.    Development and Supply of Promotional Material..................7

         B.    Promotional Expenses............................................8

XI.        ADVERSE EXPERIENCES.................................................8

XII.       PRODUCT ALERTS, RECALLS AND WITHDRAWALS.............................8

XIII.      PRODUCT INQUIRIES...................................................8

         A.    Medical/Scientific Inquiries....................................8

         B.    Non-medical/Scientific Inquiries................................8

XIV.       PAYMENT/INCENTIVES..................................................9

         A.    Annual Base Target for Adjusted Net Sales - K-Dur(R)............9

         B.    Annual Base Target for Adjusted Net Sales - Imdur(R)............9

         C.    Sales Incentives................................................9

         D.    Adjusted Net Sales..............................................9

         E.    Date and Form of Payments.......................................9

XV.        TERMINATION........................................................10

XVI.       INDEPENDENT CONTRACTOR/PERSONNEL/NON-COMPETE.......................12

         A.    Independent Contractor.........................................12

         B.    Responsibility for Employees...................................12

         C.    No Solicitation................................................13

         D.    Non-Compete....................................................13

XVII.      PRESS RELEASES.....................................................13

XVIII.     CONFIDENTIALITY....................................................13

XIX.       REPRESENTATIONS, WARRANTIES AND COVENANTS..........................14

XX.        INDEMNIFICATION....................................................15

         A.    Indemnification by Schering....................................15

         B.    Indemnification by Warner Chilcott.............................15

XXI.       IMPROVED PRODUCTS..................................................16

XXII.      INSURANCE..........................................................16

         A.    Requirements...................................................16

         B.    Certificate of Insurance.......................................16

XXIII.     PAYROLL TAXES......................................................16

XXIV.      INTELLECTUAL PROPERTY..............................................17

XXV        RETURN OF MATERIALS................................................17

XXVI.      MISCELLANEOUS......................................................18

         A.    Force Majeure..................................................18

         B.    Notices........................................................18

         C.    Governing Law..................................................18

         D.    Dispute Resolution.............................................18

         E.    Assignment.....................................................19

         F.    Non-Waiver of Rights...........................................19

         G.    Severability...................................................19

         H.    Headings.......................................................19

         I.    Survivability..................................................19

         J.    Entire Agreement and Amendment.................................20

SCHEDULES AND EXHIBITS

SCHEDULE I
      ADVERSE EVENT REPORTING PROCEDURES

SCHEDULE II
      DISPUTE RESOLUTION PROCEDURES

EXHIBIT A
      PRODUCT EVOLUTION INDEX DEFINITION

                              PROMOTION AGREEMENT

This Promotion Agreement, effective as of July 1, 1998, is entered into between SCHERING CORPORATION, a New Jersey corporation, having its offices at 2000 Galloping Hill Road, Kenilworth, New Jersey 07033 ("Schering"), and WARNER CHILCOTT PLC., an Irish Public Limited Company, having its principal place of business at Lincoln House, Lincoln Place, Dublin 2, Ireland ("Warner Chilcott"). Schering and Warner Chilcott are sometimes referred to herein individually as a "Party" and collectively as the "Parties"). References to "Warner Chilcott" shall include its respective Affiliates (as hereinafter defined).

WHEREAS, Schering is engaged in the promotion, marketing and sale of certain pharmaceutical products for human therapeutic use; and

WHEREAS, Warner Chilcott is engaged in the promotion, marketing and sale of various pharmaceutical and health care products; and

WHEREAS, Schering is unable to promote certain of its Products (as defined herein) with its sales force, and is currently promoting the Products through a small contract sales force; and

WHEREAS, Schering is desirous of having a larger and properly motivated sales force promoting the Products; and

WHEREAS, Warner Chilcott has a sales force and is desirous of obtaining cardiovascular products to promote; and

WHEREAS, Schering and Warner Chilcott desire to cooperate in the promotion, marketing and sale of certain of the Products in the Territory;

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants herein contained, the Parties agree as follows:

                                 I. DEFINITIONS

As used in this Agreement, the following initially capitalized terms, whether used in the singular or plural, shall have the respective meanings set forth below:

      1. The term "Adjusted Net Sales" shall mean Net Sales plus any adjustment *** in accordance with ss.D of Article XIV.

      2. The term "Affiliate" shall mean any individual or entity directly or indirectly controlling, controlled by or under common control with a Party to this Agreement. For purposes of this Agreement, the direct or indirect ownership of fifty percent (50%) or more of the outstanding voting securities of an entity or the right to receive fifty percent (50%) or more of the profits or earnings of an entity shall be deemed to constitute control. Such other relationship as in fact results in actual control over the management, business and affairs of an entity shall be deemed to constitute control.

***Confidential treatment has been requested for certain portions of this document which have been omitted and filed separately with the Secretary of the Securities and Exchange Commission. Omitted portions are indicated by "***".

      3. The term " *** Agreement" shall mean the License Agreement between Schering and *** , effective *** .

      4. The term "Call" shall mean a direct interface with a physician that results in the promoting and/or marketing of the Products.

      5. The term "Detail" or "Detailing" shall mean a direct interface with a physician for the primary or secondary purpose (as opposed to a tertiary purpose or a reminder detail) of promoting and/or marketing the Products.

      6. The term "Effective Date" shall mean July 1, 1998.

      7. The term " *** Agreements" shall mean the Master Development and License Agreement, dated *** and the Development License and Supply Agreement, dated *** between *** and Warner Chilcott, formerly known as Nale Laboratories, Ltd., and any amendments thereto.

      8. The term "FDA" shall mean the United States Food and Drug Administration or any successor agency thereto.

      9. The term "Fraud and Abuse Plan" shall mean the Schering-Plough Corporation Fraud and Abuse Compliance Plan for U.S. Promotional Activities, dated April 1998, and all modifications and/or updates thereto.

      10. The term "Imdur(R) Products" shall mean isosorbide mononitrate products marketed by Schering under the trademark "Imdur(R)".

      11. The term "Improved Products" shall mean any enhancement in the manufacture, formulation, ingredients, preparation, presentation, means of delivery, dosage or packaging of Imdur(R) Products or K-Dur(R) Products. Improvement shall also include any new or expanded indications for Imdur(R) Products or K-Dur(R) Products.

      12. The term "ISDN Product" shall mean a product containing as its sole active ingredient isosorbide dinitrate.

      13. The term "ISMN Product" shall mean a product containing as its sole active ingredient isosorbide mononitrate.

      14. The term "K-Dur(R) Products" shall mean sustained release potassium chloride products marketed by Schering under the trademark "K-Dur(R)".

      15. The term "NDA" shall mean a New Drug Application, Product License Application or its equivalent filed with the FDA seeking approval to market and sell the Products in the United States.

      16. The term "Net Sales" shall mean the amounts recorded under Generally Accepted Accounting Principles in the books and records of Schering, its Affiliates or sub-licensees as gross

***Confidential treatment has been requested for certain portions of this document which have been omitted and filed separately with the Secretary of the Securities and Exchange Commission. Omitted portions are indicated by "***".

sales of the Products to unaffiliated third parties (whether an end-user, a distributor or otherwise) and exclusive of intra-company transfers or intra-company sales in the Territory, less normal and customary deductions from such gross amounts, also determined in accordance with Generally Accepted Accounting Principles, including:

            a. normal and customary trade, cash and quantity discounts, allowances and credits;

            b. credits or allowances actually granted for damaged goods, returns or rejections of the Products and retroactive price reductions;

            c. sales or similar taxes (including duties or other governmental charges levied on, absorbed or otherwise imposed on the sale of the Products including, without limitation, value added taxes or other governmental charges otherwise measured by the billing amount, when included in billing);

            d. all charge back payments, discounts and rebates (whether mandated or otherwise) granted to managed health care organizations or to federal, state and local governments, their agencies, and purchasers and reimbursers or to trade customers, including but not limited to, wholesalers and chain and pharmacy buying groups and charge back payments, discounts and rebates (whether mandated or otherwise) charged by national or local government; and

            e. commissions paid to third parties other than sales personnel and sale representatives or sales agents; but specifically excluding any amounts paid or payable under the *** Agreement.

      17. The term " *** " shall mean the regular *** monthly report of *** reported in months of *** .

      18. The term "Product Evolution Index" shall be defined as set forth in Exhibit A.

      19. The term "Products" shall mean Imdur(R) Products and K-Dur(R)
Products.

      20. The term "Promotional Spending" shall mean the costs of journal advertising, direct-to-consumer advertising, samples, phase IV and pharmacoeconomic programs, but shall specifically exclude (i) the costs and expenses associated with the sales force and (ii) distribution costs of promotional materials and samples.

      21. The term "Territory" shall mean the mainland United States of America and Hawaii, excluding Puerto Rico.

                                   II. SCOPE

Schering hereby grants Warner Chilcott the right to promote, market and sell the Products within the Territory pursuant to the terms and conditions of this Agreement and the marketing plans developed by Schering with the joint goal of achieving maximum market penetration and sales of the Products. Warner Chilcott shall use commercially reasonable efforts to promote the Products in the Territory and otherwise perform its obligations under the Agreement. Notwithstanding the above grant, Schering reserves the right to supplement the promotion of the Products. This Agreement is also subject to the *** Agreement.

***Confidential treatment has been requested for certain portions of this document which have been omitted and filed separately with the Secretary of the Securities and Exchange Commission. Omitted portions are indicated by "***".

                                   III. TERM

The term of this Agreement shall commence on July 1, 1998 and continue for a period of *** , unless sooner terminated pursuant to Article XV. Schering may terminate *** upon *** days written notice.

                        IV. GOVERNANCE OF COLLABORATION

Schering shall prepare the annual marketing and promotion plan for the Products and have authority over marketing matters relating to the promotional programs, content and format of all promotional material except as otherwise expressly specified in this Agreement. Schering shall have sole responsibility for the pricing of the Products. Warner Chilcott shall be exclusively responsible for the management, organization, compensation and discipline of its own employees. Schering shall be responsible for the production, distribution and invoicing of the Products. Schering shall be responsible for interactions with the Food and Drug Administration and other regulatory bodies on matters involving the Products. Warner Chilcott shall be responsible for selecting the target audience from amongst high prescribing primary care physicians and cardiovascular specialists as ranked by NDC Health Information Services based on their actual utilization of Imdur(R), K-Dur(R) and competitive products, and for providing Detailing to such physicians and specialists. Schering shall be responsible for contact with managed care purchasing organizations and have sole responsibility for all marketing and sales decisions in connection therewith, including, but not limited to, Product pricing.

                                  V. TRAINING

      A. Training For Warner Chilcott Sales Trainers

      1. Initial Training. Schering shall initially train Warner Chilcott's sales trainers ("Warner Chilcott Trainers") and provide all available training, educational and promotional materials, and sales aids to the Warner Chilcott Trainers. The Parties agree to schedule such training sessions at mutually acceptable times; provided, however, that the training sessions shall be completed on or before August 30, 1998. Except for training materials and costs of Schering training personnel, Warner Chilcott shall pay for all of the costs and expenses associated with the training, including the costs of travel, lodging, and meals for the Warner Chilcott Trainers.

      2. Additional Training. During the term of the Agreement, Schering will provide additional training on an as-needed basis, if it is determined by Schering, at its sole discretion, that such training is necessary. In the event of such additional training, Schering will provide all available training, educational and promotional materials, and sales aids to the Warner Chilcott Trainers. The Parties agree to schedule the additional training sessions at mutually acceptable times. Except for training materials and costs of Schering training personnel, Warner Chilcott shall pay for all of the costs and expenses associated with the training, including the costs of travel, lodging, and meals for the Warner Chilcott Trainers.

      B. Training for Warner Chilcott Sales Force and Marketing Organization

      1. Initial Training. Warner Chilcott Trainers will train Warner Chilcott's sales force and

***Confidential treatment has been requested for certain portions of this document which have been omitted and filed separately with the Secretary of the Securities and Exchange Commission. Omitted portions are indicated by "***".

marketing organization pursuant to the training guidelines approved by Schering and using the training, educational and promotional material, and sales aids supplied by Schering. Warner Chilcott will ensure that each member of its sales force and marketing organization has the necessary training, educational and promotional material and sales aids for the training. Warner Chilcott agrees to complete the training sessions within thirty (30) days of the completion of Schering's training of the Warner Chilcott Trainers. Warner Chilcott shall pay for all of the costs and expenses associated with such training.

      2. Additional Training. During the term of the Agreement, Warner Chilcott Trainers will provide (a) follow-up training to Warner Chilcott's sales force and marketing organization on an annual basis, (b) training, on an as-needed basis, to any sales and marketing employees who are hired after the initial training sessions are completed, and (c) training to Warner Chilcott's sales force and marketing organization when there has been a significant development related to a Product, including, without limitation, a change to a Product's labeling, the entry of a new competitive product to the market, or a significant regulatory action affecting a Product, a competitive product or the class. Warner Chilcott shall pay for all of the costs and expenses associated with such training.

      C. Training Standards

Warner Chilcott shall ensure that Warner Chilcott Trainers and sales and marketing personnel have met the standards required by Schering for successful completion of the sales training programs. Schering will provide Warner Chilcott with the training standards and, if requested by Schering, Warner Chilcott will provide written verification that Warner Chilcott Trainers and sales and marketing personnel have met such standards. In the event that certain Warner Chilcott employees do not meet such minimum standards, Schering may provide additional training to such employees at Warner Chilcott's expense, including the costs of training materials, travel, lodging, and meals of Warner Chilcott's employees.

         VI. WARNER CHILCOTT SALES AND MARKETING OBLIGATIONS AND RIGHTS

      A. Annual Calls

Warner Chilcott shall provide *** calls directed to primary care physicians and specialists allocated as follows:

      Contract Year 1:..   ***

      Contract Year 2:..   ***

      Contract Year 3:..   ***

*Monthly average will be lower during the first half of the year but will be made up in the second half of the year.

      B. Monthly Quota

Beginning September 1, 1998, Warner Chilcott shall provide, on average, not less than *** calls per month and shall distribute promotional material and/or samples on each Call. Two (2)

***Confidential treatment has been requested for certain portions of this document which have been omitted and filed separately with the Secretary of the Securities and Exchange Commission. Omitted portions are indicated by "***".

Products shall be Detailed on each Call. Warner-Chilcott shall give first and second Detail to these two (2) Products. Schering will decide which Product will be in first and which Product will be in second position. Warner Chilcott's failure to meet the monthly quota for any month shall not be considered a material breach. Warner Chilcott's failure to meet the monthly quota for two consecutive months shall be considered to be a material breach that is subject to cure in accordance with Article XV.

Schering and Warner Chilcott will jointly establish the standards to be utilized for monitoring Call quality. Each Party will independently monitor and audit Call quality to ensure that such standards are being consistently met. If the standards are not met, the Parties will meet to discuss a corrective action plan and Warner Chilcott shall be responsible for implementing such plan.

      C. Promotional Material

Warner Chilcott shall use only promotional materials supplied by Schering, at Schering's expense, to market the Products. All such material shall be used only for the purposes contemplated by this Agreement, and shall, at Schering's option, be promptly destroyed or returned to Schering upon termination of the Agreement, obsolescence of the promotional material, and/or at the request of Schering. Warner Chilcott shall ensure that none of the promotional material for the Products is modified, changed, or altered. Each Party shall promote the Products in strict adherence to all applicable legal and regulatory requirements; provided, however, that Schering shall be solely responsible for the content of the promotional materials.

      D. Promotional Expenses

Warner Chilcott shall have the right, but not the obligation, to spend its own funds to promote the Products. Plans for such expenditures shall be submitted to Schering at least thirty (30) days prior to being made and Schering shall have the right to review and approve the plans.

      E. Fraud and Abuse Compliance Plan

All Warner Chilcott sales force personnel providing services pursuant to this Agreement shall be subject to and shall be required to abide by the Fraud and Abuse Plan, including, without limitation, the promotional spending and limits and accounting obligations set forth therein. In executing this Agreement, Warner Chilcott acknowledges that it has received a copy of the Fraud and Abuse Plan and that it will ensure that all Warner Chilcott sales force personnel providing services pursuant to this Agreement will be trained on the specific provisions of the Fraud and Abuse Plan and abide by it. Any failure by Warner Chilcott to train, monitor and/or enforce compliance with the Fraud and Abuse Plan will be deemed a material breach for which this Agreement shall, without other action or notice, immediate terminate unless such breach is subject to cure in accordance with Article XV.

                                  VII. SAMPLES

Schering will provide samples of Products to Warner Chilcott *** . Schering will supply samples in a sufficient quantity to allow the Warner Chilcott sales force to sample at a rate that is agreed to by the Parties. Warner-Chilcott shall be responsible for sample accountability including,

***Confidential treatment has been requested for certain portions of this document which have been omitted and filed separately with the Secretary of the Securities and Exchange Commission. Omitted portions are indicated by "***".

but not limited to, storing, handling and distributing such samples provided to its sales force in accordance with package inserts, and relevant laws and regulations. Warner Chilcott shall be responsible for keeping records related to samples in compliance with the requirements of the Prescription Drug Marketing Act and other relevant laws and regulations.

                               VIII. SALES FORCE

Warner Chilcott shall provide at least *** fully-trained, full-time Warner Chilcott sales representatives to Detail the Products. Warner Chilcott will ensure that the minimum required number of sales representatives are provided at all times. Warner-Chilcott shall be responsible for sales force call reporting and administration. Warner Chilcott will provide Schering marketing personnel reasonable access to Warner Chilcott's sales representatives.

          IX. RECORD KEEPING - WARNER CHILCOTT PROMOTIONAL ACTIVITIES

      A. Reports

Warner Chilcott shall provide Schering with a summary report documenting that the Details required in Articles VI have been completed ("Warner Chilcott Detailing Reports"). The Warner Chilcott Detailing Reports shall be in a form acceptable to Schering and agreed to by the Parties. Warner Chilcott shall provide such additional reports reasonably required by Schering for the conduct of Warner Chilcott's obligations under this Agreement.

      B. Auditing

Warner Chilcott shall maintain accurate and complete records of all contracts, papers, correspondence, copybooks, accounts, invoices, and/or other information in Warner Chilcott's possession relating to this Agreement, including, but not limited to, all records necessary to support the Warner Chilcott Detailing Reports and all records relating to promotional expenditures (collectively, "Records"). The Records shall be maintained in accordance with recognized commercial accounting practices and retained during the term of this Agreement and thereafter for a period of two (2) years. Warner Chilcott agrees to permit Schering to examine and audit the Records at no charge to Schering. Such audit will be conducted, at Schering's expense, by a public accountant to whom Warner Chilcott consents, such consent not to be unreasonably withheld. Only one such audit may be conducted each year. No information other than as to the correctness of the reported information and the amount and nature of any discrepancies shall be supplied to Schering by such accountant.

                        X. SCHERING MARKETING OBLIGATIONS

      A. Development and Supply of Promotional Material

Schering shall have ultimate responsibility for the development of all advertising and promotional programs and the creation of promotional material and sales aids in accordance with Article IV. Appropriate promotional material will contain language reflecting that the Products are being promoted by Warner Chilcott and Schering. Schering shall supply Warner Chilcott with adequate quantities of promotional, sales, and advertising literature in order to allow Warner Chilcott to

***Confidential treatment has been requested for certain portions of this document which have been omitted and filed separately with the Secretary of the Securities and Exchange Commission. Omitted portions are indicated by "***".

meet its obligations under this Agreement. Schering shall be responsible for ensuring that such material complies with the Federal Food, Drug and Cosmetic Act and all other applicable laws and regulations, as amended from time to time, and relevant regulations and guidelines promulgated thereunder; provided, however, that Schering shall not be responsible for any material that does not comply with such laws, regulations, and guidelines as a result of Warner Chilcott's unauthorized alteration of any materials provided to Warner Chilcott by Schering pursuant to this Agreement.

      B. Promotional Expenses

Schering has sole discretion as to the level of Promotional Spending for the Products during the term of this Agreement.

                            XI. ADVERSE EXPERIENCES

Each Party shall promptly report to the other Party any information regarding adverse events related to the use of the Products in accordance with the Adverse Event Reporting Procedures (as may be amended from time to time upon mutual agreement) set forth in Schedule I and incorporated herein by reference. Failure to do so will be deemed a material breach for which this Agreement shall, without other action or notice, immediate terminate unless such breach is subject to cure in accordance with Article XV.

                  XII. PRODUCT ALERTS, RECALLS AND WITHDRAWALS

Schering shall be responsible for making any decisions regarding issuance of product alerts, Dear Doctor letters, etc., product recalls or product withdrawals. Schering shall keep Warner Chilcott apprised of major developments regarding any such issues, consider any comments from Warner Chilcott, and notify Warner Chilcott before any decisions in this area are made public. Except as required by law, Warner Chilcott shall not initiate contact with the FDA on these or any other matters related to the Products, and shall immediately notify Schering of any contact from the FDA related to the Products and to the extent practicable notify Schering before any such interaction with the FDA occurs. Schering shall pay for the costs associated with such product alerts, recalls and withdrawals with the exception of any events that are caused by Warner Chilcott's negligence or willful misconduct. In such events, the costs of such product alerts, recalls and withdrawals shall be borne by Warner Chilcott, but only to the extent caused by Warner Chilcott's negligence or willful misconduct.

                            XIII. PRODUCT INQUIRIES

      A. Medical/Scientific Inquiries

Warner Chilcott shall direct all medical and scientific inquiries relating to the Products to Schering's Medical Department.

      B. Non-Medical/Scientific Inquiries

Warner Chilcott shall direct all other inquiries relating to the Products to the Schering Customer

***Confidential treatment has been requested for certain portions of this document which have been omitted and filed separately with the Secretary of the Securities and Exchange Commission. Omitted portions are indicated by "***".

Service Center or as directed by Schering.

                            XIV. PAYMENT/INCENTIVES

For the services provided under this Agreement, Schering shall pay sales incentives to Warner Chilcott calculated in accordance with the following:

      A. Annual Base Target for Adjusted Net Sales - K-Dur(R)

         1998                            ***
         1999                            ***
         2000                            ***
         2001                            ***

      B. Annual Base Target for Adjusted Net Sales - Imdur(R)

         1998                            ***
         1999                            ***
         2000                            ***
         2001                            ***

      C. Sales Incentives

      1.    *** of Adjusted Net Sales up to the Annual Base Target for K-Dur(R).

      2.    *** of Adjusted Net Sales up to the Annual Base Target for Imdur(R).

      3. *** of Adjusted Net Sales over the Base Targets for Imdur(R) and K-Dur(R) as outlined below in ss.D of this Article.

      D. Adjusted Net Sales

                            ***

      E. Date and Form of Payments

Schering shall make any payments owed to Warner Chilcott under ss.ss.C.1 and C.2 of this Article within *** days of the end of each calendar quarter, provided that Schering receives the reports of Warner Chilcott's Detailing efforts required in Article IX within the specified time frame. Any payment adjustments for ss.ss.C.1 and C.2 required as a result of *** will be made in the payments for ss.C.3 of this Article for the corresponding period. For 1998, based on the annual targets, Schering shall make any payments owed to Warner Chilcott under ss.C.3 of this Article for Imdur(R) and K-Dur(R) on or before *** Schering shall settle all remaining payments within *** days of receipt of *** for

***Confidential treatment has been requested for certain portions of this document which have been omitted and filed separately with the Secretary of the Securities and Exchange Commission. Omitted portions are indicated by "***".

the period. Thereafter, for Imdur(R), for purposes of calculating amounts owed to Warner Chilcott, if any, pursuant to ss.C.3 of this Article, beginning *** and continuing for the duration of this Agreement, quarterly base targets shall be *** per calendar quarter, and Schering shall make payments to Warner Chilcott of any such amounts owed within *** days of the end of each calendar quarter; Schering shall settle all remaining payments within *** days of receipt of *** for the period. For K-Dur(R), Schering shall continue to make any payments owed to Warner Chilcott under ss.C.3 of this Article on an annual basis through the year *** and, in *** , the base target for the *** period *** through *** shall be *** ,and Schering shall make payments to Warner Chilcott of any such amounts owed on or before *** Schering shall settle all remaining payments within *** days of receipt of *** for the period

Beginning July 1, 1998. Schering will provide to Warner Chilcott monthly Net Sales information by the twentieth (20th) working day of the following month, and the month ending *** for the Products by the twelfth (12th) working day after receipt of this information from the outside third-party vendor. Such information shall include the gross sales of such Products together with the items deducted from gross sales to arrive at Net Sales. For a period of two (2) years of receiving such information, Warner Chilcott may audit the underlying sales and other accounting records on which such Schering information is based. Such audit may be conducted, at Warner Chilcott's expense, by a public accountant to whom Schering consents, such consent not to be unreasonably withheld. Only one such audit may be conducted for each year of this Agreement. No information other than as to the correctness of the reported information and the amount and nature of any discrepancies shall be supplied to Warner Chilcott by such accountant.

All payments shall be made in U.S. dollars, remitted to Warner Chilcott at the address designated by Warner Chilcott. A final reconciliation for each contract period shall be made within nine (9) months of the date of termination of this Agreement and a payment made by Schering or Warner Chilcott, as the case, may be, within fifteen (15) days of the reconciliation.

                                XV. TERMINATION

      A. If either Party or its Affiliates materially breaches this Agreement, the other Party may, in its sole discretion, waive the default in writing; however, if such Party does not elect to waive the default, it shall notify the defaulting Party in writing of the default and allow the defaulting Party thirty
(30) days from such notification to correct the default. If at the end of said thirty (30) days the default remains uncorrected, the aggrieved Party may terminate this Agreement by giving written notice of termination to the defaulting Party.

      B. If Schering uncovers in two separate audits conducted pursuant to
Article IX, that the number of Details in any one (1) year reported by Warner Chilcott to Schering under ss.A of Article IX was overstated by *** or more, Schering shall have the right to terminate this Agreement on thirty (30) days notice.

      C. In the event of a direct or indirect change in Control (as hereinafter defined) of Warner Chilcott or Schering, the non-changing Party shall have the right for a period of ninety (90) days from the closing or completion of any arrangement or agreement resulting in such changed con-

***Confidential treatment has been requested for certain portions of this document which have been omitted and filed separately with the Secretary of the Securities and Exchange Commission. Omitted portions are indicated by "***".

trol to terminate this Agreement upon written notice or continue the performance of this Agreement thereafter. In the latter event, however, the changed Party and its successor shall remain responsible, jointly and separately, for the performance of this Agreement. As used herein "Control" shall mean possession of the power to direct or cause the direction of the management and policies of the changed Party or any of its direct or indirect shareholders or other owners, whether through the ownership of voting securities or other ownership interest, by contract or otherwise.

      D. Warner Chilcott, at its sole discretion, may terminate this Agreement in its entirety upon thirty (30) days written notice to Schering if (i) the FDA withdraws or suspends marketing approval of any Product covered by this Agreement; (ii) Schering voluntarily withdraws any Product covered by this Agreement from the market; or (iii) the FDA restricts use of any Product covered by this Agreement such that a significant loss of sales occurs. In the event Warner Chilcott does not terminate the entire Agreement under this ss.D, the remaining Schering Product shall be entitled to the first Detail.

      E. Either Party may terminate this Agreement upon written notice to the other (i) upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings by the other Party; (ii) upon an assignment of a substantial portion of the other Party's assets for the benefit of creditors; or (iii) if a substantial portion of the other Party's business is subject to attachment or similar process; provided, however, that in the case of any involuntary bankruptcy such right to terminate will become effective only if the other Party consents to the involuntary bankruptcy or such proceeding is not dismissed within 60 (sixty) days after its filing.

      F. In the event Warner Chilcott by virtue of its gross negligence and/or willful misconduct in advertising and/or promoting the Products either materially jeopardizes or harms Schering's NDAs or materially harms the commercial value or the commercial reputation of the Products or Schering, then Schering may, in addition to any other remedies or rights available to it at law or equity, and not in derogation of any of it's rights to indemnity (as set forth herein), terminate all of Warner Chilcott's rights under this Agreement covering the Products. The phrase "jeopardizes or harms" an NDA, as used in this provision, includes, but is not limited to, the following serious types of issues:

            (i) a government seizure of the Products;

            (ii) a government indictment of Warner Chilcott or its employees based upon sales, marketing or other conduct of Warner Chilcott or its employees involving the Products; and

            (iii) a consent decree or assurance or voluntary discontinuance or similar civil and/or criminal settlement agreement entered into between Warner Chilcott and the federal or state government which involves the Products and relates to conduct of Warner Chilcott or its employees which is not in compliance with or alleged by such government not to be in compliance with federal and/or state laws and regulations impacting drug labeling, advertising and promotion including, without limitation, the Prescription Drug Marketing Act, the Federal anti-kickback statute (42 U.S.C.A. 1320a-7b, et seq.), the Omnibus Budget Reconciliation Act and the Veteran's Administration Bill, and other similar laws enacted in the future in the United States or in countries and territories outside the United States, together with all amendments, extensions and regulations promulgated thereto, and any state analogs thereof.

***Confidential treatment has been requested for certain portions of this document which have been omitted and filed separately with the Secretary of the Securities and Exchange Commission. Omitted portions are indicated by "***".

      G.

                                    ***

      H. Schering shall have the right to terminate this Agreement upon written notice for (i) any failure by Warner Chilcott to comply with any federal, state or local law, rule and/or regulation relating to its services or obligations under this Agreement; or (ii) a government indictment of Warner Chilcott or its employees.

      I. Termination of this Agreement shall not relieve the Parties of any liability which accrued hereunder prior to the effective date of such termination nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement nor prejudice either Party's right to obtain performance of any obligation provided for in this Agreement which expressly survives termination.

               XVI. INDEPENDENT CONTRACTOR/PERSONNEL/NON-COMPETE

      A. Independent Contractor

Warner Chilcott agrees that, in its relationship with Schering under this Agreement, it is acting in the capacity of an independent contractor and that it has no authority to represent or act on behalf of Schering without Schering's prior written consent. Accordingly, Warner Chilcott shall not hold itself out to third persons as purporting to act on behalf of, or serving as the agent of, Schering, and it is not authorized to enter into any agreements, whether oral or written, on Schering's behalf.

Warner Chilcott agrees that performance by Warner Chilcott, its employees, and/or agents of Warner Chilcott's obligations hereunder shall be in compliance with all applicable municipal, state and federal laws, rules and regulations.

Schering shall assume no liability for any damages which may result from Warner Chilcott's negligence or from the performance of its obligations hereunder.

      B. Responsibility for Employees

Neither Party shall have any responsibility for the hiring, firing or compensation of the other

***Confidential treatment has been requested for certain portions of this document which have been omitted and filed separately with the Secretary of the Securities and Exchange Commission. Omitted portions are indicated by "***".

Party's employees or for any employee benefits. No employee or representative of a Party hereto shall have any authority to bind or obligate the other Party to this Agreement for any sum or in any manner whatsoever or to create or impose any contractual or other liability on the other Party without said Party's written approval.

Warner Chilcott shall be responsible for all field force expenses, including but not limited to, salaries, incentives, travel and all other employment expenses of its employees. Each Party shall be totally responsible for the payment of any and all taxes applicable to the performance by its employees hereunder.

      C. No Solicitation

During the term of this Agreement and for a period of *** thereafter, neither Party shall directly or indirectly solicit for employment or otherwise retain any employee of the other Party without obtaining the prior written consent of the non-soliciting Party, provided that the foregoing shall not prevent either Party from soliciting or hiring any such employee (i) who contacts the soliciting Party on his or her own initiative, without any solicitation by that Party, (ii) responds to any public advertisement placed by the soliciting Party or its agents, (iii) responds to any inquiry from a search firm retained by the soliciting Party so long as such search firm was not specifically requested by the soliciting Party to contact such employee or (iv) has been terminated by the non-soliciting Party prior to commencement of employment discussions between the soliciting Party and such employee.

      D. Non-Compete

During the term of this Agreement, neither Warner Chilcott nor its Affiliates shall promote, market, sell or otherwise distribute any branded product containing potassium in any salt.

                              XVII. PRESS RELEASES

Neither Party shall issue any press releases or other public announcements relating to the arrangement contemplated by this Agreement without providing the other Party with an opportunity to review and comment. Warner Chilcott shall not issue any press releases or other public announcements relating to the Products without Schering's prior written approval.

                             XVIII. CONFIDENTIALITY

From the Effective Date and for a period of ten (10) years from the termination of this Agreement, neither Party nor its Affiliates shall use Confidential Information (as defined below) furnished by the other Party for any purpose inconsistent with this Agreement and each Party shall treat Confidential Information furnished by the other Party as if it were its own proprietary information and shall not disclose it to any third party other than its Affiliates or consultants (who are previously bound to the confidentiality provisions set forth herein) without the prior written consent of the other Party who furnished such information. For the purposes of this Article, "Confidential Information" shall mean information, whether written, oral or in any other form, pertaining to the businesses, processes, plans, and products of a Party or its Affiliates, including without limitation, information developed and acquired as part of this Agreement and marketing/market

***Confidential treatment has been requested for certain portions of this document which have been omitted and filed separately with the Secretary of the Securities and Exchange Commission. Omitted portions are indicated by "***".

research information and financial and pricing information, which is not generally ascertainable from public or published information, regardless of whether such information was provided pursuant to the terms of this Agreement, by request of the other Party or in any other manner. When confidential information is disclosed in a manner other than in writing, it must be reduced to writing and transmitted to the receiving Party within ten (10) days of such initial disclosure.

A Party shall be relieved of its obligations with respect to a specific item of Confidential Information if such Confidential Information (i) was known to or developed by the Party receiving it prior to receipt from the disclosing Party;
(ii) was at the time of disclosure to the Party receiving it generally available to the public or became generally available to the public through no fault attributable to the Party receiving it; (iii) was made available to the Party receiving it for its use or disclosure from any third party who was at the time of transmitting it not under a non-disclosure obligation to the other Party; or
(iv) is required by law, regulation, rule, act or order of any governmental authority or agency to be disclosed by the receiving Party; provided, however, that the receiving Party (a) gives the disclosing Party sufficient advance written notice to permit it to seek a protective order or other similar order with respect to such Confidential Information and (b) thereafter discloses only the minimum information required to be disclosed in order to comply, whether or not a protective order or other similar order is obtained by the disclosing Party.

This Agreement supersedes the Confidentiality Agreement between the Parties, effective June 3, 1998. All information as defined in that agreement and exchanged between the Parties under that agreement shall be deemed Confidential Information and shall be subject to the terms of this Article.

                 XIX. REPRESENTATIONS, WARRANTIES AND COVENANTS

In entering into this Agreement and for the entire term of this Agreement, each Party represents, warrants and covenants that: (i) it is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation; (ii) it has full power and corporate authority to enter into and perform under this Agreement; (iii) all corporate actions necessary to authorize execution and delivery of this Agreement and to carry out its obligations hereunder have been duly taken; and (iv) it shall obtain and maintain all licenses, permits or other authorizations necessary to perform its obligations hereunder and shall fully cooperate in obtaining any governmental approvals necessary to implement this Agreement. Schering further represents that its entering into this Agreement does not conflict with the terms of any other agreement, including the *** Agreement. Warner Chilcott further represents and warrants that: (i) it will maintain the sales force, marketing staff and other personnel and resources necessary to carry out its obligations under this Agreement; (ii) it will fully comply with all laws, rules and/or regulations relating to the advertising, promotion and sampling of the Products; (iii) neither it nor any of its sales force personnel who will perform services under this Agreement have been debarred pursuant to the Federal Food, Drug and Cosmetic Act, or excluded from a federal health care program; (iv) it shall perform its obligations under this Agreement in a professional and workmanlike manner; (v) it will fully comply with all applicable federal, state and local laws, rules and/or regulations in the performance of its obligations under this Agreement; and (vi) it is not a party to any oral or written contract or understanding with any third party that is inconsistent with this Agreement and/or its performance hereunder or that will in any way limit or conflict with its ability to fulfill the terms of

***Confidential treatment has been requested for certain portions of this document which have been omitted and filed separately with the Secretary of the Securities and Exchange Commission. Omitted portions are indicated by "***".

this Agreement and that it will not enter into any such agreement during the term of this Agreement. No representation or warranty is given hereunder by Warner Chilcott with respect to the *** Agreements.

                              XX. INDEMNIFICATION

      A. Indemnification by Schering

Schering shall indemnify, protect, and hold Warner Chilcott, its employees, officers, directors, shareholders, and agents ("Warner Chilcott Indemnitees") harmless against any and all claims, damages, costs, expenses, lawsuits, and liabilities (including reasonable attorneys fees and expenses) by parties other than Schering arising out of or resulting from (i) breach of any representation, warranty or covenant contained in this Agreement; (ii) inherent properties or imperfections of the Products; (iii) Schering's failure to manufacture, develop, and test the Products in accordance with applicable laws and regulations; (iv) any act, method, or technology employed by Schering in connection with the Products that infringes, misappropriates or otherwise violates a patent, copyright, trademark or other proprietary right of a third party; and (v) any promotional and marketing material provided to Warner Chilcott under this Agreement. This indemnity shall not apply to any claims, damages, costs, expenses, lawsuits and liabilities arising from Warner Chilcott's negligence or willful misconduct with respect to the Detailing, marketing, and promotion of the Products or the performance of its other obligations under this Agreement.

Warner Chilcott shall promptly notify Schering of any claims or suits for which it may assert indemnification, and Warner Chilcott shall permit Schering, or its insurer, at Schering's expense, to assume the defense of any such claims or suits. Warner Chilcott shall fully cooperate with Schering or its insurer in the defense of such claims. Warner Chilcott shall not settle or compromise any claim or suit without the prior written consent of Schering.

      B. Indemnification by Warner Chilcott

Warner Chilcott shall indemnify, protect, and hold Schering, its employees, officers, directors, shareholders, and agents ("Schering Indemnitees") harmless against any and all clams, damages, costs, expenses, lawsuits, and liabilities (including reasonable attorneys fees and expenses) by parties other than Warner Chilcott arising out of or resulting from (i) breach of any representation, warranty or covenant contained in this Agreement; (ii) Warner Chilcott's failure to Detail, market, and promote the Products in accordance with applicable laws, rules and/or regulations including, but not limited to, the Federal Food, Drug and Cosmetic Act and the regulations thereunder governing the promotion of drug products; (iii) Warner Chilcott's failure to Detail, market and promote the Products in a manner consistent with the promotional materials supplied by Schering; and (iv) any willful misconduct or negligent act or omission of Warner Chilcott.

Schering shall promptly notify Warner Chilcott of any claims or suits for which it may assert indemnification, and Schering shall permit Warner Chilcott, or its insurer, at Warner Chilcott's expense, to assume the defense of any such claims or suits. Schering shall fully cooperate with Warner Chilcott or its insurer in the defense of such claims. Schering shall not settle or compromise any claim or suit without the prior written consent of Warner Chilcott.

                             XXI. IMPROVED PRODUCTS

***Confidential treatment has been requested for certain portions of this document which have been omitted and filed separately with the Secretary of the Securities and Exchange Commission. Omitted portions are indicated by "***".

In the event Schering has improvements or line extensions to be marketed under the brand names Imdur(R) and K-Dur(R), the Parties agree to negotiate in good faith for the promotion, marketing and sale of such Improved Products or line extensions by Warner Chilcott; provided, however, that any agreement between the Parties for such Improved Products or line extensions shall be subject to the *** and any other third-party licensing or development agreements regarding Imdur(R) and K-Dur(R). If good faith negotiations do not lead to an agreement with respect to such Improved Product or line extension within sixty (60) days of Schering's notice to Warner Chilcott of such product or extension, then Schering shall have the right to negotiate with third parties for the promotion, marketing and sale of such product or extension.

                                XXII. INSURANCE

      A. Requirements

Warner Chilcott shall, at its own cost and expense, obtain and thereafter maintain in full force and effect the following insurance during the term of this Agreement:

            1. Worker's Compensation Insurance in accordance with the statutory requirements of the state(s) in which the services are to be performed;

            2. Employer's Liability Insurance with a minimum limit of One Million Dollars ($1,000,000.00);

            3. Automobile Liability Insurance covering all owned, non-owned and hired auto-mobiles, with a minimum One Million Dollars ($1,000,000.00) combined single limit for bodily injury and property damage per occurrence; and

            4. General Liability Insurance including contractual liability covering Warner Chilcott's obligations to indemnify Schering under this Agreement with a minimum One Million Dollars ($1,000,000.00) combined single limit for bodily injury and property damage per occurrence.

      B. Certificate of Insurance

Warner Chilcott shall, within fifteen (15) days of execution of this Agreement, furnish to Schering a Certificate of Insurance as evidence of the insurance required in ss.A of this Article, which certificate shall provide for thirty
(30) days prior written notice to Schering in the event of cancellation or any material change in such insurance.

                              XXIII. PAYROLL TAXES

Payroll Taxes shall mean both the employer's and employee's portions of all taxes and payroll withholdings including, without limitation, FICA, FUTA, Medicare, state unemployment taxes and federal and state income tax withholdings.

Warner Chilcott shall, for the Warner Chilcott employees that provided or are providing services to Schering during the term of this Agreement (i) maintain all necessary personnel and payroll re-

***Confidential treatment has been requested for certain portions of this document which have been omitted and filed separately with the Secretary of the Securities and Exchange Commission. Omitted portions are indicated by "***".

cords; (ii) compute their wages and withhold applicable Payroll Taxes; (iii) remit all Payroll Taxes to the appropriate governmental authorities; and (iv) pay wages and fringe benefits, if any.

Warner Chilcott represents, warrants, and covenants that all Warner Chilcott employees that are providing services to Schering were (or are) employees of Warner Chilcott for all purposes and at all times while providing services to Schering during the term of this Agreement, except for new sales representatives hired and maintained on Warner Chilcott's behalf by Boron LePore, Inc., for an initial six (6) month probationary period.

Warner Chilcott shall cooperate with Schering on audits of Schering involving Payroll Taxes. Upon request from Schering, Warner Chilcott shall promptly provide to Schering all documentation regarding Payroll Taxes for the Warner Chilcott employees that provided, or are providing, services to Schering during the term of this Agreement.

Warner Chilcott shall provide Schering, within thirty (30) days of the end of each calendar quarter, a letter stating whether or not Warner Chilcott has made all Payroll Tax payments, report filings, and any other submissions applicable to the Warner Chilcott employees that provided, or are providing, services to Schering during such prior calendar quarter. Such letter shall be signed by an officer of Warner Chilcott with knowledge of all Warner Chilcott Payroll Tax matters.

Warner Chilcott shall indemnify Schering and hold Schering harmless for all Payroll Taxes, including penalties and interest if any, applicable to the Warner Chilcott employees that provided, or are providing, services to Schering during the term of this Agreement.

Warner Chilcott's obligation under the above provisions shall survive the termination of this Agreement and remain in full force and effect for a period of time no less than the applicable statute of limitations period.

                           XXIV. INTELLECTUAL PROPERTY

All concepts, inventions, ideas, patent rights, data, trademarks and copyrights which are related to or arise out of or in connection with Warner Chilcott's work product or the services performed by Warner Chilcott pursuant to this Agreement, will be the exclusive property of, and all ownership rights shall vest in, Schering. Warner Chilcott agrees to sign all necessary documents or take such other actions as Schering may reasonably request in order to perfect any and all such rights.

                            XXV. RETURN OF MATERIALS

Warner Chilcott shall, within sixty (60) days of termination or expiration of this Agreement, promptly deliver and account to Schering for all samples, training, educational and promotional materials, and sales aids supplied by Schering.

***Confidential treatment has been requested for certain portions of this document which have been omitted and filed separately with the Secretary of the Securities and Exchange Commission. Omitted portions are indicated by "***".

                              XXVI. MISCELLANEOUS

      A. Force Majeure

Each of the Parties hereto shall be excused from the performance of its obligations and shall not be liable for damages to the other if such performance is prevented by circumstances beyond its effective control. Such excuse from performance shall continue as long as the condition responsible for such excuse continues and for a thirty (30) day period thereafter. For the purpose of this Agreement, circumstances beyond the control of a Party which excuse that Party from performance shall include, but shall not be limited to, acts of God, acts, regulations or laws of any government, injunction or judgment of any court, war, civil commotion, destruction of facility or materials by fire, earthquake, storm or other casualty, labor disturbances, epidemic and failure of public utilities or common carrier.

      B. Notices

All notices required or provided for in this Agreement shall be in writing and shall be given by certified mail prepaid or facsimile transmission and properly addressed to the address or fax number of the Party to be served as shown below. Unless otherwise provided for in this Agreement, notice shall be effective upon receipt.

If to Schering:                             If to Warner Chilcott:

Joseph Caso                                 Roger M. Boissonneault
Vice President, Sales & Marketing           President and COO
Key Pharmaceuticals                         Warner Chilcott Inc.
2000 Galloping Hill Road                    Rockaway 80 Corporate Center
Kenilworth, New Jersey 07033                100 Enterprise Drive
                                            Suite 280
                                            Rockaway, New Jersey 07866

With copy to:

Staff Vice President, Licensing             William M. Hartnett, Esq.
Law Dept.                                   Cahill Gordon & Reindel
Schering Corporation                        80 Pine Street
2000 Galloping Hill Road                    New York, New York 10005-1702
Kenilworth, New Jersey 07033

      C. Governing Law

This Agreement shall be construed in accordance with the laws of the State of New Jersey, without giving effect to its conflicts of law rules.

      D. Dispute Resolution

In an effort to resolve informally and amicably any claims, controversies, defaults or disputes

***Confidential treatment has been requested for certain portions of this document which have been omitted and filed separately with the Secretary of the Securities and Exchange Commission. Omitted portions are indicated by "***".

arising out of or related to the interpretation, performance, or breach of this Agreement ("Dispute"), each Party shall notify the other Party in writing of any Dispute hereunder that requires resolution. Such notice shall set forth the nature of the Dispute, the amount in controversy, if any, and the remedy sought. The Vice President, Sales & Marketing, of Key Pharmaceuticals and the President of Warner Chilcott shall meet to investigate, discuss, and seek to settle the matter between them within thirty (30) days of such notification.

In the event the designated officers are not able to resolve such dispute through good faith negotiations within such thirty (30) calendar day period, either Party may invoke the provisions of Schedule II, incorporated herein by reference, at any time within thirty (30) calendar days following the end of such thirty (30) calendar day negotiation period.

      E. Assignment

Neither Schering nor Warner Chilcott may assign this Agreement or any of their respective rights or obligations hereunder to any third party without the other Party's prior written consent, except that either Party may make an assignment to an Affiliate of such Party.

      F. Non-Waiver of Rights

Any delay or failure in enforcing a Party's rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party's rights to the future enforcement of its rights under this Agreement, nor operate to bar the exercise or enforcement thereof or the exercise of any other right at any time or times thereafter, excepting only as to an express written and signed waiver as to a particular matter for a particular period of time.

      G. Severability

In the event any all or any part of a provision of this Agreement is declared illegal, invalid or unenforceable by a court having competent jurisdiction, it is mutually agreed that this Agreement shall endure except for the part declared invalid or unenforceable by order of such court, provided, however, that in the event that the terms and conditions of this Agreement are materially altered, the Parties will, in good faith, re-negotiate the terms and conditions of this Agreement to reasonably substitute such invalid or unenforceable provisions in light of the intent of this Agreement.

      H. Headings

The headings contained in this Agreement are solely for convenience of reference and shall not affect or alter the meaning or effect of any provision hereof.

      I. Survivability

In addition to any other protection provided under applicable law, the provisions of Articles XV, XVIII, XIX, XX and XXIII shall survive termination of this Agreement.

***Confidential treatment has been requested for certain portions of this document which have been omitted and filed separately with the Secretary of the Securities and Exchange Commission. Omitted portions are indicated by "***".

      J. Entire Agreement and Amendment

This Agreement, including the Exhibits and Schedules hereto and all covenants, promises, agreements, warranties, representations, conditions and understandings, sets forth the complete, final and exclusive agreement between the Parties and supersedes and terminates all prior and contemporaneous agreements and understandings between the Parties with respect to the matters contained herein, whether oral or in writing. This Agreement may be amended, modified or altered only by an instrument in writing duly executed by the Parties hereto.

IN WITNESS WHEREOF, the Parties have hereto affixed their authorized signatures as of the date set forth below.

SCHERING CORPORATION                        WARNER CHILCOTT PLC

By:       /s/ Richard Zahn                  By:   /s/  Roger Boissonneault
     ---------------------------                ------------------------------
     RICHARD ZAHN                               ROGER BOISSONNEAULT
     President                                  President & COO

Date: 7/16/98                               Date: 7/15/98

***Confidential treatment has been requested for certain portions of this document which have been omitted and filed separately with the Secretary of the Securities and Exchange Commission. Omitted portions are indicated by "***".

                                   SCHEDULE I

                       ADVERSE EVENT REPORTING PROCEDURES

The Parties hereby agree that the following terms will govern disclosures of each Party to the other with respect to adverse event reporting relating to the Products.

      1. An Adverse Event ("AE") is defined as:

            a. Any experience which is adverse, including what are commonly described as adverse or undesirable experiences, adverse events, adverse reactions, side effects, or death due to any cause associated with, or observed in conjunction with the use of a drug, biological product, or device in humans, whether or not considered related to the use of that product, occurring in the course of the use of a drug, biological product or device, associated with, or observed in conjunction with product overdose, whether accidental or intentional, associated with, or observed in conjunction with product abuse, and/or associated with, or observed in conjunction with product withdrawal;

            b. Any significant failure of expected pharmacological or biologic therapeutic action (with the exception of in clinical trials).

      2. Serious or Non-Serious is defined as:

            a. A Serious AE is one that is life threatening or fatal, permanently disabling, requires or prolongs in-patient hospitalization or prolonged hospitalization, or is a congenital anomaly, cancer or overdose. In addition, End Organ Toxicity, including hematological, renal, hepatic, and central nervous system AEs may be considered serious. In laboratory tests in animals, a serious AE includes any experience suggesting significant risk for human subjects;

            b. A Non-Serious AE is any AE which does not meet the criteria for a Serious AE.

      3. Life-threatening is defined as: The patient is at immediate risk of death from the AE as it occurs.

      4. End-Organ Toxicity is defined as: A medically significant event or lab value change in which a patient may not necessarily be hospitalized or disabled, but is clinically significant enough to warrant monitoring (e.g., seizures, blood dyscrasias).

      5. Expected or Unexpected is defined as:

            a. Expected AE - An AE which is listed in the Investigator's Brochure for clinical trials, included in local labeling (e.g., Summary of Agreement Product Characteristics) for marketed drugs or in countries with no local labeling, in the Corporate Standard Prescribing Document;

            b. Unexpected AE - An AE that does not meet the criteria for an Expected AE or an AE which is listed but differs from that event in terms of severity or specificity.

***Confidential treatment has been requested for certain portions of this document which have been omitted and filed separately with the Secretary of the Securities and Exchange Commission. Omitted portions are indicated by "***".

      6. Associated with or related to the use of the drug is defined as: A reasonable possibility exists that the AE was caused by the drug.

      7. Unassociated or unrelated to the use of the drug is defined as: A reasonable possibility exists that the AE may not have been caused by the drug.

      8. NDA Holder is defined as: An "Applicant" as defined in 21 CFR 314.3(b), for regulatory approval of an Agreement Product in any regulatory jurisdiction, including a holder of a foreign equivalent thereto.

      9. IND Holder is defined as: A "Sponsor", as defined in 21 CFR 312.3(b), of an investigation new drug in any regulatory jurisdiction, including a holder of a foreign equivalent thereto.

      10. Capitalized terms not defined in this Schedule shall have the meaning assigned thereto in the Agreement.

      11. With respect to an Agreement Product, the Parties agree as follows:

            a. All initial reports and any follow-up information (oral or written) for any and all Serious AEs as defined above, (other than with respect to animal studies) which become known to either Party (other than from disclosure by or on behalf of the other Party) must be communicated by telephone, telefax or electronically directly to the other Party and/or the NDA Holder, IND Holder (individually and collectively referred to as "Holders") within forty eight hours of receipt of the information. Written confirmation of the Serious AE received by such Party should be sent to the other Party and/or the Holders as soon as it becomes available, but in any event within forty eight hours of initial report of the Serious AE by such Party;

            b. Both Parties shall exchange Medwatch and/or CIOMS forms and other health authority reports within forty eight hours of submission to any regulatory agency;

            c. All initial reports and follow-up information received for all Non-Serious AEs for a marketed Agreement Product which becomes known to a Party (other than from disclosure by or on behalf of the other Party) must be communicated in writing, by telefax or electronically to the other Party on a monthly basis, on Medwatch or CIOMs forms (where possible);

            d. Each Party shall coordinate and cooperate with the other whenever practicable to prepare a single written report regarding all Serious and/or Non-Serious AEs, provided, however, that neither Party shall be obligated to delay reporting of any AE in violation of applicable law or regulations regarding the reporting of adverse events.

      12. The Parties further agree that:

            a. A written report will be forwarded to the other Party within forty eight hours of receipt by the Party making the report, for AEs for animal studies which suggest a potential significant risk for humans;

***Confidential treatment has been requested for certain portions of this document which have been omitted and filed separately with the Secretary of the Securities and Exchange Commission. Omitted portions are indicated by "***".

            b. Each Party will give the other Party a print-out or computer disk of all AEs reported to it and its Affiliates relating to the Agreement Product within the last year, within 30 days of receipt of a request from the other Party but not more often than four times a year;

            c. If either Party wishes access to AE Reports of the other Party relating to an Agreement Product, upon request of that Party, the other Party shall make available its AE records relating to the Agreement Product (including computer disks) for viewing and copying by the other Party. The Parties may discuss the transfer of AE Reports by computer disk;

            d. Disclosure of information hereunder by a Party to the other Party shall continue as long as either Party and/or its Affiliates or designees continue to clinically test or market an Agreement Product;

            e. All written regulatory reports, including periodic NDA, annual IND, safety updates, or foreign equivalents thereto, etc., shall be sent by a Party to the other Party within forty eight hours of submission to the appropriate regulatory agency. The Parties shall agree on a procedure for preparing these reports.

      13. Each Party shall diligently undertake the following further obligations where both Parties are or will be commercializing the Agreement Products pursuant to the Agreement and/or performing clinical trials with respect to an Agreement Product:

            a. Upon the Effective Date, each Party shall identify individuals who shall be responsible for identifying all AE reporting requirements in all countries of the Territory as set forth in the Agreement, and any amendments thereto;

            b. To immediately consult with the other Party, with respect to the investigation and handling of any Serious AE disclosed to it by the other Party or by a third party and to allow the other Party to review the Serious AE and to participate in the follow-up investigation;

            c. To immediately advise the other Party of any Agreement Product safety communication received from a health authority and consult with the other Party with respect to any Agreement Product warning, labeling change or change to an investigator's brochure involving safety issues proposed by the other Party, including, but not limited to the safety issues agreed to by the Parties, and to diligently handle, in a timely manner, the follow-up investigation and resolution of each AE reported to it;

            d. To provide the other Party mutually agreed upon audit rights of its AE reporting system and documentation, upon prior notice, during normal business hours, at the expense of the auditing Party and under customary confidentiality obligations;

            e. To meet in a timely fashion from time to time as may be reasonably required to implement the adverse event reporting and consultation procedures described in this Schedule I, including identification of those individuals in each Party's Drug Safety group who will be responsible for reporting to and receiving AE information from the other Party, and the development of a

***Confidential treatment has been requested for certain portions of this document which have been omitted and filed separately with the Secretary of the Securities and Exchange Commission. Omitted portions are indicated by "***".

      written standard operating procedure with respect to adverse event reporting responsibilities, including reporting responsibilities to investigators;

            f. Where possible, to transmit all data electronically;

            g. To report to each other any addenda, revisions or changes to the Agreement (e.g., change in territories, local regulations, addition of new licensors/licensees to the Agreement, etc.) which might alter the adverse event reporting responsibilities hereunder;

            h. To utilize English as the language of communication and data exchange between the Parties;

            i. To develop a system of exchange of documents and information in the event that the Agreement involves more than two parties;

            j. To work together to develop an electronic system to transmit AE data.

      14. The Parties may meet after the Effective Date of the Agreement to establish a separate agreement for adverse event exchange which will supersede this Schedule I.

***Confidential treatment has been requested for certain portions of this document which have been omitted and filed separately with the Secretary of the Securities and Exchange Commission. Omitted portions are indicated by "***".

                                  SCHEDULE II

                         DISPUTE RESOLUTION PROCEDURES

      1. Except as otherwise set forth herein, any dispute, controversy or claim arising out of or relating to the validity, construction, enforceability or performance of this Agreement, including disputes relating to an alleged breach or termination of this Agreement shall be settled by binding Alternative Dispute Resolution ("ADR") in the manner set forth below in this Schedule II; provided, however, that the neutral referred to below shall give effect to the provisions of this Agreement and shall not adjust, modify or change the effects of termination as set forth in Article XV.

      2. If a Party intends to begin an ADR to resolve a dispute, such Party shall provide written notice (the "ADR Request") by certified or registered mail or properly documented overnight delivery to the other Party informing such other Party of such intention and the issues to be resolved. The notice shall explain the nature of the complaint and refer to the relevant sections of the Agreement upon which the complaint is based. The complaining Party shall also set forth a proposed solution to the problem, including a suggested time frame within which the Parties must act.

      3. The non-complaining Party must respond in writing within forty-five
(45) calendar days of receiving notice with an explanation, including references to the relevant provisions of the Agreement and a response to the proposed solution and suggested time frame for action. The non-complaining Party may add additional issues to be resolved.

      4. Within fifteen (15) business days of receipt of the response from the non-complaining Party, the Parties shall meet and discuss options for resolving the dispute. Each Party shall make available all appropriate personnel to meet and confer with the other Party within the fifteen (15) business day period following the complaining Party's receipt of the response by the non-complaining Party.

      5. Any and all disputes that cannot be resolved pursuant to Paragraphs 2, 3 and 4 above shall be submitted to a neutral who shall be selected by mutual agreement of the Parties. If the Parties are unable to agree upon a neutral, then the neutral shall be selected in accordance with the procedures of the American Arbitration Association. The neutral shall be an individual who shall preside over and resolve any disputes between the Parties. The neutral selected shall be a former judge of a state or federal court and shall not be an employee, director or shareholder of, or otherwise have any current or previous relationship with, either Party or its respective Affiliates. The ADR shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association then in effect, subject to the time periods and other provisions of this Schedule II or as otherwise set forth in this Agreement.

      6. Consistent with the time schedule established pursuant to Paragraphs 7 and 8 below, the neutral shall hold a hearing to resolve each of the issues identified by the Parties and shall render a decision as expeditiously as possible but in no event more than thirty (30) calendar days af-

***Confidential treatment has been requested for certain portions of this document which have been omitted and filed separately with the Secretary of the Securities and Exchange Commission. Omitted portions are indicated by "***".

ter the close of hearings. In rendering the decision the neutral shall rule on each disputed issue and shall adopt in whole or in part the proposed ruling of one of the Parties on each disputed issue.

      7. During the meeting referred to in Paragraph 4 above, the Parties shall negotiate in good faith the scope and schedule of discovery, relating to depositions, document production and other discovery devices, taking into account the nature of the dispute submitted for resolution. If the Parties are unable to reach agreement as to the scope and schedule of discovery, the neutral may order such discovery as the neutral deems necessary. To the extent practicable taking into account the nature of the dispute submitted for resolution, such discovery shall be completed within sixty (60) calendar days from the date of the selection of the neutral. At the hearing, which shall commence within twenty (20) business days after completion of discovery unless the neutral otherwise orders, the Parties may present testimony (either live witness or deposition), subject to cross-examination, and documentary evidence. To the extent practicable taking into account the nature of the dispute submitted for resolution and the availability of the neutral, the hearing shall be conducted over a period not to exceed thirty (30) consecutive business days, with each Party entitled to approximately half of the allotted time unless otherwise ordered by the neutral. The hearing shall be held at a place agreed upon by the Parties. The neutral shall have sole discretion with regard to the admissibility of any evidence and all other matters relating to the conduct of the hearing. The neutral shall, in rendering its decision, apply the substantive laws of the State of New Jersey (regardless of its or any other jurisdiction's choice of law principles). The decision of the neutral shall be final and not appealable, except in the case of fraud or bad faith on the part of the neutral or any Party to the ADR proceeding in connection with the conduct of such proceedings.

      8. At least ten (10) business days prior to the date set for the hearing, each Party shall submit to each other Party and the neutral a list of all documents on which such Party intends to rely in any oral or written presentation to the neutral and a list of all witnesses, if any, such Party intends to call at such hearing and a brief summary of each witness' testimony. At least five (5) business days prior to the hearing, each Party must submit to the neutral and serve on each other Party a proposed findings of fact and conclusions of law on each issue to be resolved. Following the close of hearings, the Parties shall each submit such post-hearing briefs to the neutral addressing the evidence and issues to be resolved as may be required or permitted by the neutral.

      9. Except as otherwise set forth herein, the neutral shall determine the proportion in which the Parties shall pay the costs and fees of the ADR, and each Party shall pay its own costs and expenses in connection with such ADR; provided, however, that if the neutral determines that the action of any Party was arbitrary, frivolous or in bad faith, the neutral may award such costs and expenses (including, without limitation, reasonable attorneys' fees) to the prevailing Party.

      10. The ADR proceeding shall be confidential and, except as required by law, neither Party shall make (or instruct the neutral to make) any public announcement with respect to the proceedings or decision of the neutral without the prior written consent of the other Party. The existence of any dispute submitted by ADR, and the award of the neutral, shall be kept in confidence

***Confidential treatment has been requested for certain portions of this document which have been omitted and filed separately with the Secretary of the Securities and Exchange Commission. Omitted portions are indicated by "***".

by the Parties and the neutral, except as required in connection with the enforcement of such award or as otherwise required by applicable law.

      11. For the purposes of this Schedule II, the Parties acknowledge their diversity and agree to accept the jurisdiction of the Federal District Court in the State of New Jersey for the purposes of enforcing awards entered pursuant to this Schedule II and for enforcing the agreements reflected in this Schedule II.

      12. Nothing contained herein shall be construed to permit the neutral or any court or any other forum to award punitive, exemplary or any similar damages. By entering into this Agreement to arbitrate, the Parties expressly waive any claim for punitive, exemplary or any similar damages. The only damages recoverable under this Agreement are compensatory damages.

      13. The procedures specified in this Schedule II shall be the sole and exclusive procedures for the resolution of disputes between the Parties which are expressly identified for resolution in accordance with this Schedule II.

***Confidential treatment has been requested for certain portions of this document which have been omitted and filed separately with the Secretary of the Securities and Exchange Commission. Omitted portions are indicated by "***".

                                   EXHIBIT A


                                      ***

***Confidential treatment has been requested for certain portions of this document which have been omitted and filed separately with the Secretary of the Securities and Exchange Commission. Omitted portions are indicated by "***".